As filed with the U.S. Securities and Exchange Commission on March 11, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                    Under the
                             Securities Act Of 1933

                                YES CLOTHING CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   CALIFORNIA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   95-3768671
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

        4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

             Consulting Agreements with Guy Anthome, Jon L. Lawver,
                     Nuven Advisors Inc. and Richard O. Weed
                            (Full title of the plan)

                  Guy Anthome, 4695 MacArthur Court, Suite 530,
                    Newport Beach, California 92660 (Name and
                          address of agent for service)

                                 (714) 833-5381
          (Telephone number, including area code, of agent for service

                                                        [YES\FORMS-8:031198.FS8]


                         CALCULATION OF REGISTRATION FEE

                                                      Proposed       Proposed
                                     Amount of         Maximum        Maximum
                                      Shares          Offering       Aggregate         Amount of
       Title of Securities             to be          Price Per      Offering        Registration
        to be Registered            Registered        Share(1)       Price(1)             Fee
--------------------------------  ---------------  -------------- --------------- ----------------

No par value common stock             600,000          $0.06          $36,000           $3.42
No par value common stock             150,000          $0.06          $9,000             $.86
No par value common stock             500,000          $0.06          $30,000           $2.85
No par value common stock             800,000          $0.06          $48,000           $4.56
                          TOTALS     2,050,000          N/A          $123,000           $11.69


                                                       Total Number of Pages: 31
                                                   Exhibit Index on Page No.: 13

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of either (a) the average of the high and low prices per share of the Common Stock as of a date within five business days prior to the filing of this Registration Statement.

                                                        [YES\FORMS-8:031198.FS8]

                                   PROSPECTUS

                                YES CLOTHING CO.
                         4695 MACARTHUR COURT, SUITE 530
                         NEWPORT BEACH, CALIFORNIA 92660

                        2,050,000 SHARES OF COMMON STOCK



         This Prospectus relates to the offer and sale by Yes Clothing Co., a California corporation (the "Company"), of shares of its no par value per share common stock (the "Common Stock") to certain employees and consultants (collectively the "Consultants") pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefor, to the Consultants 2,050,000 shares of the Common Stock in consideration for services rendered and to be performed under the agreements.

         The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder 600,000 shares of Common Stock are being sold to Guy Anthome, who is an "affiliate" of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company. The "affiliates" of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See "General Information - Restrictions on Resales").

The Common Stock is listed on the OTC bulletin board under the symbol "YSCO".

                                ----------------


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                                ----------------

                  The date of this Prospectus is March 11, 1998

                                                        [YES\FORMS-8:031198.FS8]

         This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Yes Clothing Co. 4695 MacArthur Court, Suite 530, Newport Beach, California 92660 Telephone (714) 833-5382.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. In addition, the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. ("NASD"); thus, copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K. Street, N.W. Washington, D.C. 20549.

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                                        [YES\FORMS-8:031198.FS8]

                                TABLE OF CONTENTS

                                                                         Page

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS ......................6

ITEM 1. PLAN INFORMATION            .......................................6
   GENERAL INFORMATION.....................................................6
   The Company.............................................................6
   Purposes................................................................6
   Common Stock............................................................6
   The Consultants.........................................................6
   No Restrictions on Transfer.............................................6
   Tax Treatment to the Consultant.........................................6
   Tax Treatment to the Company............................................7
   Restrictions on Resales.................................................7

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION.............7

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION........7
   Legal Opinion and Experts...............................................7
   Indemnification of Officers and Directors...............................8

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.........................8

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE............................8

ITEM 4. DESCRIPTION OF SECURITIES..........................................8

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.............................8

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.........................8

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED................................9

ITEM 8. EXHIBITS...........................................................9

ITEM 9. UNDERTAKINGS.......................................................10

SIGNATURES.................................................................12

EXHIBIT INDEX..............................................................13

                                                        [YES\FORMS-8:031198.FS8]

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

GENERAL INFORMATION

The Company
         The Company has its principal executive offices at: 4695 MacArthur Court, Suite 530, Newport Beach, California 92660 Telephone (714) 833-5382.

Purposes
         The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock
         The Board has authorized the issuance of up to 2,050,000 shares of the Common Stock to the Consultants upon effectiveness of this Registration Statement.

The Consultants
         The Consultants have agreed to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer
         The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant
         The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

                                                        [YES\FORMS-8:031198.FS8]

Tax Treatment to the Company
         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales
         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

         The Company hereby incorporates by reference (i) its annual report on Form 10-K for the year ended March 31, 1997, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10-QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and the Company's Form 8-A filing, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: Yes Clothing Co. 4695 MacArthur Court, Suite 530, Newport Beach, California 92660 Telephone (714) 833-5382.

Legal Opinion and Experts
         Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of the Company and does not have a substantial interest in the registrant, but will receive 800,000 shares of common stock pursuant to this registration statement.

         The financial statements of Yes Clothing Co.incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended March 31, 1998 have been audited by Grobstein, Horwath & Company LLP, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

                                                        [YES\FORMS-8:031198.FS8]

Indemnification of Officers and Directors
         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

               (a) Registrant's latest Annual Report,  whether filed pursuant to
          Section 13(a) or 15(d) of the Exchange Act;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

               (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.           Description of Securities

         No description of the class of securities (i.e. the no par value Common Stock) is required under this item because the Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel

         None.

Item 6.                    Indemnification of Directors and Officers

         The Company' Certificate of Incorporation and By-Laws contain provisions that no director of the Company shall be liable to the Company for monetary damages for breach of fiduciary duty as a director involving any act or omission of such director other than (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

                                                        [YES\FORMS-8:031198.FS8]

         The effect of these provisions will be to eliminate the rights of the Company and its stockholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) -
(iv) of the proceeding sentence.

         These provisions will not affect the validity of injunctive relief against directors of the Company (although such relief may not always be available as a practical matter) nor will it limit directors liability for violations of federal securities laws.

Item 7.           Exemption from Registration Claimed

         Not applicable.

Item 8.           Exhibits

         (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

         Exhibit No.      Title

          5. Opinion of Richard O. Weed regarding the legality of the securities registered.

          10.  A. Consulting Agreement with Guy Anthome
               B. Consulting Agreement with Jon L. Lawver
               C. Consulting Agreement with NuVen Advisors Inc.
               D. Consulting Agreement with Richard O. Weed

          24.1 Consent of Richard O. Weed, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

          24.2 Consent of Grubstein, Horwath & Company LLP.

                                                        [YES\FORMS-8:031198.FS8]

Item 9.           Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement to:

               (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

               (ii) reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

               (iii)include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from period reports filed by the registrant small business issuer under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the

                                                        [YES\FORMS-8:031198.FS8]
                  prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                        [YES\FORMS-8:031198.FS8]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Irvine, State of California on the 11th day of March, 1998.

                                        YES CLOTHING CO.
                                        (Registrant)

                                        By:  /s/  Guy Anthome
                                           ------------------------------------
                                                  Guy Anthome,
                                                  Chief Executive Officer

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

 Signatures         Title                         Date
 -----------        -----------------------       --------------
                    Chief Executive Officer       March 11, 1998
 Guy Anthome        and Director

                                                        [YES\FORMS-8:031198.FS8]

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:


Exhibit
Number in
Registration                                                          Numbered
Statement      Description                                            Page
---------      ------------------------------------------------------ ---------
5.             Opinion of Counsel                                          14
10.                 A.  Consulting Agreement with Guy Anthome              16
                    B.  Consulting Agreement with Jon L. Lawver            18
                    C.  Consulting Agreement with NuVen Advisors Inc.      20
                    D.  Consulting Agreement with Richard O. Weed          27
24.1           Consent of Richard O. Weed to Use of Opinion                30
24.2           Consent of Grobstein, Horwath & Company LLP.                31

                                                        [YES\FORMS-8:031198.FS8]

                                   EXHIBIT 5.

                               OPINION OF COUNSEL

                                  ARCHER & WEED
                             Special Project Counsel

        4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660
                TELEPHONE (714) 475-9086 FACSIMILE (714) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM

WRITERS DIRECT NUMBER
(714) 475-9088

March 12, 1998

Board of Directors
Yes Clothing Co.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660

         RE:      Form S-8 Registration Statement

Dear Members of the Board:

As special project counsel to Yes Clothing Co., a California corporation (the ACompany@), in connection with that certain Form S-8 registration statement dated March 11, 1998, I have been asked to provide an opinion of counsel as to the legality of the securities being registered, indicating whether they will, when sold, be legally issued, fully paid and non-assessable.

         In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following: (i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents received from the State of California; and (vi) the Company will be operated in accordance with the terms of its charter documents and the laws of the State of California and the terms of the instruments or documents referred to above.

   Based upon the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, the jurisdiction of its incorporation.

         2. The terms and provisions of the common stock conform to the description thereof contained in the registration statement, and the form of the stock certificates used to evidence the common stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the common stock,

         3. The issuance and the sale of the shares of common stock has been duly and validly authorized and the securities will, when sold, be duly legally issued, fully paid and non-assessable shares of common stock of the Company.

         I am admitted to practice in the State of California and the State of Texas. I am not admitted to practice in any jurisdictions other than California and Texas, in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         This opinion is limited to matters existing as of this date and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

         I furnish this opinion to you as special counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any other purpose, except as set forth in my consent.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed

                                  EXHIBIT 10.A

                      CONSULTING AGREEMENT WITH GUY ANTHOME

                                   GUY ANTHOME
                            1380 W. Washington Blvd.
                             Los Angeles, CA. 90007

January 22, 1998

YES Clothing Co.
1380 W. Washington Blvd.
Los Angeles, CA, 90007

         RE: Engagement Letter and Fee Agreement for Services

Gentlemen:

This letter sets forth the agreement (the "Agreement") between YES Clothing Co. (the "Company") and Guy Anthome, ("Anthome"), pursuant to which Anthome agrees
to  serve  the  Company  in  the  capacity  as  Chief  Executive   Officer  (the
"Services").

In return for the Services rendered, upon execution of this Agreement the Company hereby agrees to pay Anthome a monthly fee of Twelve Thousand ($12,000.00), payable in shares of the Company's common stock, quarterly in advance (the "Fee Shares")

The Company agrees to include the fee Shares in a Form S-8 Registration Statement to be filed by the Company with the Securities and Exchange Commission (the "S-8 Registration") within thirty (30) days of the date of approval of this Agreement by the Bankruptcy Court. At Anthome's sole discretion, the Fee Shares may be issued prior to the effective date of the S-8 Registration in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws.

All third party and out-of-pocket expenses incurred by Anthome performing the Services shall and will continue to be the sole responsibility of the Company, provided such costs are approved by the Company in writing.

This Agreement cancels all other prior agreement and understandings between the Company and Anthome, written or oral, prior to the date hereof

Yes Clothing Co.
January 22, 1998
Page 2

The Company agrees that it will indemnify, defend and hold harmless Anthome from and against any loss or losses asserted against, resulting to, imposed upon or incurred or suffered by Anthome, directly or indirectly, resulting from any dispute, claim, or cause of action which arise from or which are a result of the Services to be provided.

If the foregoing is agreeable, please indicate your approval by dating and signing below and returning an original copy to me.

Very truly yours,

/s/      Guy Anthome
----------------------------------
         Guy Anthome

APPROVAL AND ACCEPTANCE

READ AND ACCEPTED this 27th day of January 1998, with an effective date retroactive to the date services were first performed for the Company.

YES CLOTHING CO.

By:      /s/   Guy Anthome
   -------------------------------
     Name:     Guy Anthome
     Title:    Chief Executive Officer

                                  EXHIBIT 10 B

                     CONSULTING AGREEMENT WITH JON L. LAWVER

                                  JON L. LAWVER
                                 1004 Via Romero
                           Palos Verdes Est, CA. 90274

January 22,1998

YES Clothing Co.
1380 W. Washington Blvd.
Los Angeles, CA. 90007

         RE: Engagement Letter and Fee Agreement for Services

Gentlemen:

This letter sets forth the agreement (the "Agreement") between YES Clothing Co. (the "Company") and Jon L. Lawyer, ("Lawver"), pursuant to which Lawver agrees to serve the Company in the capacity as Secretary (the "Services").

In return for the Services rendered, upon execution of this Agreement, the Company hereby agrees to pay Lawyer a monthly fee of Three Thousand ($3,000.00), payable in shares of the Company's common stock, quarterly in advance (the "Fee Shares").

The Company agrees to include the Fee Shares in a Form S-8 Registration Statement to be filed by the Company with the Securities and Exchange Commission (the "S-8 Registration") within thirty (30) days of the date of approval of this Agreement by the Bankruptcy Court. At Lawyer's sole discretion, the Fee Shares may be issued prior to the effective date of the S-8 Registration in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws.

All third party and out-of-pocket expenses incurred by Lawver performing the Services shall and will continue to be the sole responsibility of the Company, provided such costs are approved by the Company in writing.

This Agreement cancels all other prior agreement and understandings between the Company and Lawver, written or oral, prior to the date hereof.

Yes Clothing Co.
January 22, 1998
Page 2

The Company agrees that it will indemnify, defend and hold harmless Lawver from and against any loss or losses asserted against, resulting to, imposed upon or incurred or suffered by Lawver, directly or indirectly, resulting from any dispute, claim, or cause of action which arise from or which are a result of the Services to be provided.

If the foregoing is agreeable, please indicate your approval by dating and signing below and returning an original copy to me.

Very truly yours,

By:  /s/  Jon L. Lawver
   -------------------------------
Name:     Jon L. Lawver

APPROVAL AND ACCEPTANCE

READ AND ACCEPTED this 27th day of January 1998, with an effective date retroactive to the date services were first performed for the Company.

YES CLOTHING CO.

By:  /s/       Guy Anthome
   -------------------------------
     Name:     Guy Anthome
     Title:    Chief Executive Officer

                                  EXHIBIT 10 C

                  CONSULTING AGREEMENT WITH NUVEN ADVISORS INC.

                        ADVISORY AND MANAGEMENT AGREEMENT

         THIS ADVISORY AND MANAGEMENT AGREEMENT ("Agreement") is made this 21st day of January 1998, by and between NuVen Advisors, Inc. a Nevada corporation ("Advisor") with offices at 6337 So. Highland Dr., Suite 319, Salt Lake City, Utah 84121 and Yes Clothing Co., a California corporation with its principal offices at 1380 W. Washington Blvd., Los Angeles, CA 90007 (the "Company").

         WHEREAS, Advisor and Advisor's Personnel (as defined below) have experience in evaluating and effecting financial reorganizations, mergers and acquisitions, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and

         WHEREAS, the Company, which is currently operating as Debtor-In-Possession pursuant to a Voluntary Petition under Chapter 11 of the U.S. Bankruptcy Code, Case No. LA97-58144AA, desires to retain Advisor to advise and assist the Company in its reorganization on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1.       Engagement

         Subject to the requisite approval hereof by the Bankruptcy Court, the Company hereby retains Advisor, effective the date hereof and continuing through the Primary Term (as defined below) of this Agreement, to assist the Company in the formulation of its reorganization, the redevelopment of its clothing business, and the evaluation of pertinent economic, statistical, financial and other data related to potential acquisitions (collectively, the "Services"). The Services are to be provided through Advisor's officers or others employed or retained and under the direction of Advisor ("Advisor's Personnel"). Advisor agrees to use its best efforts to provide the Services; provided, however, that the Services shall expressly exclude efforts to obtain financing for the Company and legal or other advice which require licenses or certification which Advisor and Advisor's Personnel may not have.

2.       Term

         This Agreement shall have an initial term of the greater of (a) one (1) year, or (b) the pendency of the Company's Bankruptcy Proceeding (the "Primary Term"). At the conclusion of the Primary Term this Agreement will automatically be extended on an annual basis (the "Extension Period") unless Advisor or the Company's Board of Directors shall elect and serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least ten (10) days prior to the end of the Primary Term or any subsequent Extension Period.

3.       Time and Effort of Advisor

         Advisor shall allocate up to 20 hours per month, as necessary, to provide the Services. The particular amount of time may vary from day to day or week to week. In the event Advisor's time in providing the Services exceeds 20 hours in any given month, Advisor may bill the Company for such additional time or subtract such additional time from that which is to be provided in future months.

         Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, neither Advisor nor Advisor's Personnel shall be liable to the Company or any of its any shareholders for any act or omission in the course of, or connected with, rendering the Services, including but not limited to losses that may be sustained as a result of advice provided by Advisor or Advisor's Personnel in any corporate act, or in a merger, asset purchase or sale, business combination, or financing transaction (individually, "Business Opportunity), undertaken by the Company or where the Company provides capital for an interest or rights to such business opportunity.

4.       Compensation

         The Company agrees to pay Advisor, as compensation for the Services rendered, a monthly fee equal to Ten Thousand Dollars ($10,000), payable quarterly in advance ("Advisory Fee"), plus a bonus ("Bonus") payable when Advisor's Personnel are requested by the Company to assist in or supervise the closing of any Business Opportunity. The value and form of consideration of such Bonus shall be determined by mutual agreement between Advisor and the Company at the time Advisor's assistance is requested.

         The Advisory Fee and Bonus, subject to the conditions set forth herein, may be paid in shares of the Company's common stock computed at fifty percent (50%) of the market value of such shares on the date Advisor agrees to accept such shares. "Market Value" for the purpose of this Agreement shall mean the thirty (30) day moving average bid price of such shares.

         The Company and Advisor acknowledge that in the event Advisor, as a result of this Agreement, receives shares of the Company's common stock, it may be considered an affiliate subject to Section 16(b) of the Securities Exchange Act of 1934 (the "`34 Act"). In this regard, the Company and Advisor agree that for purposes of any "profit" computation under Section 16(b) of the `34 Act the price paid for such shares is equal to the value of the services rendered in exchange for the Advisory Fee or Bonus.

5.       Other Services

         If, as a result of providing the Services or otherwise, Advisor is successful in introducing a Business Opportunity which is acquired or in which the Company participates in some fashion, or if the Company enters into a joint venture, merger or reverse acquisition with a Business

         Opportunity introduced by Advisor (collectively, a "Business Combination") then, in addition to the Advisory Fee but in lieu of the Bonus set forth herein, Advisor shall be entitled to an introduction fee ("Finder's Fee"). The Finder's Fee shall be equal to five percent (5%) of the value of each Business Combination and shall be payable at the close of each and every transaction in cash, notes, or stock of the Company, or other consideration as the parties shall mutually agree. Such agreement as to the make-up of the Finder's Fee shall be reduced to writing prior to the execution of a definitive agreement between the Company and the joint venturers or sellers of such Business Combination. Failing to reach an agreement as to the make-up of such Finder's Fee, the Company agrees that such fee shall consist solely of cash. In the event that the Finder's Fee contains shares of the Company's capital stock ("Finders Fee Shares"), unless otherwise mutually agreed between the parties in writing, the number of such shares shall be determined by dividing five percent (5%) of the value of the Business Combination transaction by the Market Value of the Company's shares on the date of the execution of the definitive agreement relative to such Business Combination, or any public announcement related to such transaction, whichever is the earlier date.

6.       Registration of Shares

         No later than thirty (30) days following the date of an event giving rise to the obligation by the Company to issue Finder Fee Shares, or the agreement by Advisor to accept the Company's shares in lieu of cash in satisfaction of the Advisory Fee or Bonus, the Company will register such shares with the Securities and Exchange Commission on a Form S-8 or other applicable registration statement, and it shall maintain the effectiveness of such registration statement at all times while Advisor holds such shares. At Advisor's sole discretion, such shares may be issued prior to registration in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Failing to register any such shares, or maintain the effectiveness of any applicable registration statement, as set forth herein, the Company shall satisfy any accrued Advisory Fee, Bonus or Finders Fee in cash.

7.       Costs and Expenses

         All third party and out-of-pocket expenses, filing fees, copy, and mailing expenses incurred by Advisor in the performance of the Services are the responsibility of the Company and shall be paid by the Company, or reimbursed to Advisor, within ten (10) days, of receipt of written notice by Advisor; provided, however, that the Company must approve in advance all expenses in excess of $500 per month.

8.       Place of Services

         The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

9.       Independent Contractor

         Advisor and Advisor's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and the Company. Neither
         Advisor or Advisor's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each and every Business Combination introduced by Advisor, and to make all final decisions with respect to activities undertaken by Advisor related to this Agreement.

10.      Rejected Business Combinations

         If, during the term of this Agreement, the Company elects not to proceed to acquire any Business Combination identified and/or selected by Advisor or others, notwithstanding the time and expense the Company may have incurred reviewing such Business Combination, Advisor shall be entitled to acquire or submit such Business Combination elsewhere and Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of such Business Combination.

11.      No Agency Express or Implied

         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor's Personnel and the Company.

12.      Termination

         The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term with mutual written consent and upon thirty (30) days written notice. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement upon thirty (30) days written notice with cause and without penalty under the following conditions:

          (A) By the Company. On the occurrence of any one of the following events:

               (i) If during the term of this Agreement, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel; or,

               (ii) If  Advisor  willfully   breaches  or  neglects  the  duties
                    required to be performed hereunder.

          (B)  By Advisor. On the occurrence of any one of the following events:

               (i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

               (ii) In the  event  the  Company  has its  Bankruptcy  Proceeding converted into a Chapter 7 liquidation, or if the Company has a Plan of Reorganization confirmed which is submitted by a third party resulting in the sale or issuance of a controlling interest or substantially all of its capital stock to such third party; or,

               (iii)If any of the  disclosures  made in the  schedules  filed by the Company in its Bankruptcy Proceeding, or any disclosures made herein or subsequent hereto by the Company to Advisor, are determined to be materially false or misleading.

         In the event Advisor elects to terminate without cause, or this Agreement is terminated prior to the expiration of the Primary Term, or any Extension Period, by mutual agreement, or by the Company for the reasons set forth above in A(i) and (ii), the Company shall only be responsible to pay Advisor for unreimbursed expenses, Bonus(es), Finders Fees and any other fees accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor, for cause or reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of reimbursable expenses and Finder's Fees. The Company shall pay Advisor for unreimbursed expenses, Bonus(es), Finders Fees and other fees accrued up to and including the effective date of termination, and the balance of the Advisory Fee for the remainder of the unexpired portion of the applicable term of the Agreement.

13.      Indemnification

         Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

14.      Remedies

         Advisor and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

15.      Miscellaneous

         (A) Subsequent Events. Advisor and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

         (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

         (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents a may be reasonably necessary to effectuate the purposes of this Agreement.

          (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non- compliance.

          (E) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

          (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

                  (i)      In the case of the Company:

                           Yes Clothing Co.
                           1380 W. Washington Blvd.
                           Los Angeles, CA  90007
                           Telephone:       (213) 765-7800
                           Facsimile:       (213) 742-0526

                  (ii)     In the case of Advisor:

                           NuVen Advisors, Inc.
                           6337 So. Highland Drive
                           Salt Lake City, Utah  84121
                           Telephone:       (801) 277-8755
                           Telefax:         (801) 277-8755

                  (iii)    With copy to:

                           NuVen Capital L.P.
                           4695 MacArthur Court, Suite 530
                           Newport Beach, California  92660
                           Telephone:       (714) 833-5358
                           Telefax:         (714) 833-7854


                  or to such other person or address designated in writing by the Company or Advisor to receive notice.

          (G) Headings. The section and subsection headings in this agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (H) Governing Law. This Agreement was negotiated and is being contracted for in the State of Nevada, and shall be governed by the laws of the State of Nevada, notwithstanding any conflict-of-law provision to the contrary.

          (I) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

          (J) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understan dings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

          (K) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

          (L) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

          (M) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

                                        "Advisor"

                                        /s/  NUVEN ADVISORS, INC.
                                        ---------------------------------------
                                             NuVen Advisors, Inc.
                                             a Nevada corporation

                                        The "Company"

                                        /s/  YES CLOTHING CO.
                                        ---------------------------------------
                                             Yes Clothing Co.

                                  EXHIBIT 10 D

                    CONSULTING AGREEMENT WITH RICHARD O. WEED

         This agreement is between Yes Clothing Co. ("Client") whose address is 1380 West Washington Boulevard, Los Angeles, California 90007 and Richard O. Weed, Archer & Weed whose address is 4695 MacArthur Court, Suite 530, Newport Beach, California 92660.

         Richard O. Weed has agreed to provide legal services to Client with respect to any and all legal matters or special projects referred to Richard O. Weed by Client from time to time. This agreement is made in advance as to the conditions and guidelines that will govern the relationship between the parties.

         To protect both of the parties and to comply with professional obligations, we have already discussed with each other and resolved any potential conflicts of interest with present or former clients. The services which Richard O. Weed will provide shall be in accordance with the following terms and conditions:

Professional Fees

         Fees will be based upon the reasonable value of Richard O. Weed's services as determined in accordance with the American Bar Association Model Code of Professional Responsibility and the California & Texas Rules of Professional Conduct. Fees will be based on the rates charged by Richard O. Weed.

         Richard O. Weed's rate is $200 per hour. It is anticipated that Client and Richard O. Weed will agree on a fixed fee for special projects from time to time. The fixed fee arrangements for the special project related to Client's bankruptcy is as follows:

         Subject to the approval hereof by the Bankruptcy Court, Richard O. Weed shall provide professional services related to the preparation and filing of any schedules, statement of affairs and plan of reorganization which may be required; provide representation of the Client at the meeting of creditors and confirmation hearing, and any adjourned hearings thereof; and provide representation of the Client in adversary proceedings and other contested bankruptcy matters. Richard O. Weed shall be paid 800,000 shares of the Client's common stock. Client has agreed to promptly register such block of stock pursuant to Form S-8 at its own expense.

Costs and Expenses

         Client understands that in the course of representation, it may be necessary for Richard O. Weed to incur certain costs or expenses. Client will reimburse Richard O. Weed for certain costs or expenses actually incurred and reasonably necessary for completing the assigned matter, as long as the charges for costs and expenses are competitive with other sources of the same products or services. More particularly, Client will, subject to Bankruptcy Court approval, reimburse Richard O. Weed in accordance with the following guidelines:

     1. Computer-Related Expenses - Client will reimburse Richard O. Weed for computerized research and research services. However, any charges over $500 per month will require approval. Client also encourages Richard O. Weed to utilize computer services that will enable Richard O. Weed to more efficiently manage the projects.

     2. Travel - Client will reimburse Richard O. Weed for expenses in connection with out of town travel. However, Client will only reimburse for economy class travel and, where necessary, for the reasonable cost of a rental car. All related travel expenses, i.e., lodging and meals, must be reasonable under the circumstances.

     3. Filing Fees & Court Costs - Client will reimburse Richard O. Weed for expenses incurred in connection with filing fees and court costs, if any, but will not be responsible for sanctions or penalties imposed due to the conduct of Richard O. Weed.

Billing

         All bills will include a summary statement of the kinds of services rendered during the relevant period. Client expects that Richard O. Weed will maintain back-up documentation for all expenses.

Involvement of Client

         Client expects to be kept closely involved with the progress of Richard
O. Weed's services in this matter. Richard O. Weed will keep Client apprised of all material developments in this matter, and, in the case of litigation or administrative proceedings, will provide sufficient notice to enable a representative to attend meetings, conferences, hearings and other proceedings. A copy of all correspondence in the course of Richard O. Weed's services will be forwarded to Client.

         There may be times when Richard O. Weed will need to obtain information from Client. All requests for access to documents, employees, or other information shall be granted without unreasonable delay. At the conclusion of this matter, all documents obtained shall be returned upon request.

Termination

         Client shall have the right to terminate Richard O. Weed's engagement by written notice at any time. Richard O. Weed has the same right to terminate this engagement, subject to an obligation to give Client reasonable notice to permit it to obtain alternative representation or services and subject to applicable ethical provisions. Richard O. Weed will be expected to provide reasonable assistance in effecting a transfer of responsibilities to the new firm.

Dated:    January 14, 1998

Client
Yes Clothing Co.

By:  /s/       Guy Anthome
     -----------------------------
     Name:     Guy Anthome
     Title:    CEO and Director

Archer & Weed

By:  /s/       Richard O. Weed
     -----------------------------
     Name:     Richard O. Weed
     Title:    Special Project Counsel

                                  EXHIBIT 24.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                  Archer & Weed
                             Special Project Counsel
                         4695 MacArthur Court, Suite 530
                         Newport Beach, California 92660
                Telephone (714) 475-9086 Facsimile (714) 475-9087


Mr. Guy Anthome
Yes Clothing Co.
4695 MacArthur Court, Suite 530
Newport Beach, California 92660

         RE: Consent to Use of Opinion

Dear Mr. Anthome:

         I hereby consent to the use of my legal opinion as an exhibit to the Form S-8 registration statement being filed by Yes Clothing Co.

                                        Sincerely yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed

                                  EXHIBIT 24.2

                   CONSENT OF GROBSTEIN, HORWATH & COMPANY LLP



     The Company has a balance due and owing to its auditors, Grobstein, Horwath & Company LLP. As a result, the Company's auditors are withholding their consent. At this time there are no disagreements between the Company and its auditors other than the balance due and owing regarding accounting and disclosure issues, audit scope, or procedure with respect to its financial statements for its fiscal years ending March 31, 1997 and 1996. The reports of the auditors with respect to the past two years contained no adverse opinion or disclaimer of opinion nor was either qualified or modified as to uncertainty, audit scope, or accounting principles except that the opinion with respect to the 1997 fiscal year was qualified as to the ability of the Company to continue as a going concern due to its recurring net losses and negative cash flows from operating activities.